     As filed with the Securities and Exchange Commission on November 27, 2000
                                                             File No. 333-23647
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------


                              U. S. CAN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                                     06-1094196
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

         900 Commerce Drive
         Oak Brook, Illinois                               60523
(Address of Principal Executive Offices)                 (Zip Code)



                            1994 STOCK OPTION PLAN OF
                              U. S. CAN CORPORATION
                                       and
                              U.S. CAN CORPORATION
                              EQUITY INCENTIVE PLAN
                            (Full Title of the Plans)



                                 Steven K. Sims
                  Vice President, General Counsel and Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                            Oak Brook, Illinois 60523
                     (Name and Address of Agent For Service)

                                 (630) 571-2500
          (Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------



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                                EXPLANATORY NOTE

        The Registrant previously registered 208,153 shares of its common stock, $0.01 par value per share ("Common Stock"), on Form S-8 (File No. 333-23647) which was filed with the Securities and Exchange Commission on March 20, 1997. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock of U.S. Can Corporation ("U.S. Can") which remain outstanding at the termination of the offering of such shares under the 1994 Stock Option Plan of U.S. Can Corporation and the U.S. Can Corporation Equity Incentive Plan. Such offering has been terminated in connection with a recapitalization of U.S. Can, whereby U.S. Can has merged with Pac Packaging Acquisition Corporation, with U.S. Can surviving the merger as a privately-held corporation.







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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, State of Illinois, on this 27th day of November, 2000.

                                        U.S. CAN CORPORATION

                                        By: /s/ PAUL W. JONES
                                           -------------------------------------
                                           Paul W. Jones, President,
                                           Chief Executive Officer and Chairman


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 27th day of November 2000.

            Signature                                      Title


     /s/ PAUL W. JONES
------------------------------
        Paul W. Jones            President, Chief Executive Officer and Chairman


     /s/ JOHN L. WORKMAN
------------------------------
       John L. Workman           Executive Vice President, Chief Financial
                                 Officer and Director


    /s/ JOHN R. MCGOWAN
------------------------------
       John R. McGowan           Vice President and Controller


     /s/ CARL FERENBACH
------------------------------
       Carl Ferenbach            Director


    /s/ RICHARD K. LUBIN
------------------------------
      Richard K. Lubin           Director


     /s/ RICARDO POMA
------------------------------
       Ricardo Poma              Director


  /s/ FRANCISCO A. SOLER
------------------------------
    Francisco A. Soler           Director


   /s/ LOUIS B. SUSMAN
------------------------------
     Louis B. Susman             Director